                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement           / / Confidential,
                                              for Use of the Commission Only
/X/ Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                VF Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                VF Corporation
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total Fee Paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]


                                 VF CORPORATION


                                                                  March 15, 1996



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of VF Corporation, which will be held on Tuesday, April 16, 1996, at the Sheraton Berkshire, 1741 Paper Mill Road, Wyomissing, Pennsylvania, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         At the meeting, shareholders will be asked to elect four directors and to consider such other matters as may properly come before the meeting.

         Your Board of Directors recommends a vote FOR the election of directors.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         Your interest and participation in the affairs of the Corporation are most appreciated.

                                                  Sincerely,



                                                  L. R. Pugh
                                                  Chairman of the Board

                                     [LOGO]

                                 VF CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 16, 1996

                                                                  March 15, 1996

To the Shareholders of VF CORPORATION:

         The Annual Meeting of Shareholders of VF Corporation will be held at the Sheraton Berkshire, 1741 Paper Mill Road, Wyomissing, Pennsylvania, on Tuesday, April 16, 1996, at 10:30 a.m., for the following purposes:

         (1)     to elect four directors in accordance with the By-Laws; and

         (2) to transact such other business as may properly come before the meeting and at any adjournments thereof.

         A copy of the Annual Report for 1995 is enclosed for your information.

         Only shareholders of record as of the close of business on March 1, 1996 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors


                                                      L. M. Tarnoski
                                                 Vice President-Secretary




                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT


         FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS OF VF CORPORATION

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at the Annual Meeting of Shareholders of the Corporation on April 16, 1996 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of the Meeting. Proxies which are validly executed by shareholders and which are received by the Corporation prior to the Meeting will be voted in accordance with the instructions contained thereon.
If no instructions are given, a proxy will be voted for the election of the four nominees proposed for election as directors.

         The securities entitled to vote at the Meeting consist of shares of Common Stock and Series B ESOP Convertible Preferred Stock ("Series B Stock") of the Corporation. There were 65,559,995 outstanding shares at the close of business on March 1, 1996, consisting of 63,595,054 shares of Common Stock and 1,964,941 shares of Series B Stock. Each share is entitled to one vote, and nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on March 1, 1996 will be entitled to vote at the Meeting. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors.

         A copy of the Corporation's Annual Report for the fiscal year ended December 30, 1995 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Corporation's executive office is P.O. Box 1022, Reading, Pennsylvania 19603. The approximate date on which this proxy statement and the form of proxy were first mailed or given to security holders was March 15, 1996.

                             ELECTION OF DIRECTORS

         The four persons listed below have been nominated by the Board of Directors to serve as directors until the 1999 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. Robert F. Longbine, a current director whose term expires at the 1996 Annual Meeting, has attained age 70 and therefore is not eligible for reelection.

-------------------------------------------------------------------------------------------------------------
                                                                                              Year in Which
                                                                                               Service as a
Name                                             Principal Occupation                         Director Began
-------------------------------------------------------------------------------------------------------------
To Serve Until the
1999 Annual Meeting

Ursula F. Fairbairn, 53 ..........     Senior Vice President - Human Resources,
                                       Union Pacific Corporation ..........................     1994

Barbara S. Feigin, 58 ............     Executive Vice President
                                       Grey Advertising Inc. ..............................     1987

Mackey J. McDonald, 49 ...........     President & Chief Executive Officer
                                       of the Corporation .................................     1993

Lawrence R. Pugh, 63 .............     Chairman of the Board and Chairman of the
                                       Executive Committee of the Corporation .............     1980
-------------------------------------------------------------------------------------------------------------

         Mrs. Fairbairn has served as Senior Vice President of Human Resources of Union Pacific Corporation (a transportation company) since joining Union Pacific in 1990. From 1966 until joining Union Pacific, she was employed at IBM, where she last served as IBM Director of Education and Management Development. From 1973 to 1974, Mrs. Fairbairn served as a White House Fellow and Executive Assistant to the Secretary of the Treasury. Mrs. Fairbairn serves as a Director of Armstrong World Industries, Inc. and General Signal Corp. She is a member of the Pension Advisory and Organization and Compensation Committees of the Board of Directors.

         Mrs. Feigin has served as Executive Vice President and a member of the Agency Policy Council of Grey Advertising since 1983. She joined Grey in 1969, was elected Vice President in 1972 and Senior Vice President in 1975. Mrs. Feigin is past Chairman of the Advertising Research Foundation and serves on the Board of

Overseers of Whitman College. Mrs. Feigin also serves as a director of Circuit City Stores, Inc. She is a member of the Audit and Organization and Compensation Committees of the Board of Directors.

         Mr. McDonald joined the Corporation's Lee subsidiary in February 1983 as Assistant Vice President - Product and Technical Services. In April 1984, he was named Vice President - Business Planning of Lee and from October 1984 until December 1986, he served as President of the former Troutman subsidiary of the Corporation. In December 1986, he was named Executive Vice President of the Wrangler subsidiary, serving in that capacity until October 1988 when he was named President of Wrangler. He was named a Group Vice President of the Corporation in February 1991. In October 1993, Mr. McDonald was elected President and a director of the Corporation. Effective January 1, 1996, Mr. McDonald also assumed the position of Chief Executive Officer. He is a director of First Union National Bank of North Carolina. Mr. McDonald serves as a member of the Executive Committee and as an ex officio member of all other committees of the Board except the Audit, Nominating and Organization and Compensation Committees.

         Mr. Pugh joined the Corporation as President in February 1980. In 1983, he was named Chairman of the Executive Committee of the Board of Directors and was elected Chairman of the Board. He served as Chief Executive Officer from March 1982 until December 31, 1995. He is a director of The Black & Decker Corporation, Mercantile Stores Company, Inc., Meridian Bancorp, Inc., and UNUM Corporation. Mr. Pugh is Chairman of the Executive Committee and serves as an ex officio member of all other committees of the Board except the Audit, Nominating and Organization and Compensation Committees.

-------------------------------------------------------------------------------------------------
                                                                                    Year in Which
                                                                                    Service as a
Name                                              Principal Occupation             Director Began
-------------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 1997
Annual Meeting

Roger S. Hillas, 68 ....................   Former Chairman,
                                           Meritor Savings Bank .....................  1982

Robert J. Hurst, 50 ...................    General Partner, Executive
                                           Committee, Goldman, Sachs & Co. ..........  1994

William E. Pike, 67 ...................    Former Executive Vice
                                           President, J.P. Morgan & Co.
                                           Incorporated .............................  1972

M. Rust Sharp, 55 ....................     Partner, Clark, Ladner,
                                           Fortenbaugh & Young (Attorneys) ..........  1984

L. Dudley Walker, 65 ................      Chairman of the Board,
                                           Bassett-Walker, Inc. .....................  1984
-------------------------------------------------------------------------------------------------

         From 1988 until December 1992, Mr. Hillas was Chairman and a director of Meritor Savings Bank. Prior thereto, he was Chairman and a director of PNC Financial Corp., a Pennsylvania multi-bank holding company, as well as Chairman and Chief Executive Officer of Provident National Bank (now PNC Bank, N.A.), a subsidiary of PNC Financial Corp. Mr. Hillas serves as a director of P.H. Glatfelter Co., Consolidated Rail Corporation, Toll Brothers Inc. and The Bon-Ton Stores, Inc. He is a member of the Audit and Pension Advisory Committees of the Board of Directors.

         Mr. Hurst is a general partner and member of the Executive Committee of Goldman, Sachs & Co. (a securities firm), which he joined in 1974 and with which the Corporation maintains investment banking relations. He became a general partner in 1980 and head of the Investment Banking Division in 1990. Mr. Hurst also serves as a director of USF&G Corporation. He is also President of the Board of Trustees of The Jewish Museum, Trustee of the Whitney Museum of American Art and a member of Wharton School Graduate Executive Board, the Council of Foreign Relations and the Committee for Economic Development. He serves as a member of the Finance and Organization and Compensation Committees of the Board of Directors.

         In 1960, Mr. Pike joined Morgan Guaranty Trust Company of New York, with which the Corporation maintains banking relationships and certain investment banking relationships with its affiliates. He served in several positions with Morgan until February 1986, when he was elected Executive Vice President of J.P. Morgan & Co. Incorporated, the parent company of Morgan Guaranty. Mr. Pike retired from J.P. Morgan & Co. in 1989. He also serves as a director of American States Insurance Company. Mr. Pike is a member of the Executive, Finance and Organization and Compensation Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

         Mr. Sharp is a partner in Clark, Ladner, Fortenbaugh & Young, a Philadelphia, Pennsylvania law firm which provides legal services to the Corporation. He has been affiliated with the law firm for more than 27 years and is a director of Pennock Company, a national wholesale florist. Mr. Sharp is a member of the Executive and Finance Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

         Mr. Walker served as President and Chief Executive Officer of Bassett-Walker, Inc., a wholly-owned subsidiary of the Corporation, from 1960 to 1987; he has been a director of Bassett-Walker since 1952 and Chairman of its Board since 1978. Mr. Walker also serves as a director of Crestar Financial Corporation, a bank holding company, Crestar Bank and Hooker Furniture Corp. He is a member of the Pension Advisory Committee of the Board of Directors.

-------------------------------------------------------------------------------------------------------
                                                                                        Year in Which
                                                                                         Service as a
Name                                                  Principal Occupation              Director Began
-------------------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 1998
Annual Meeting

Robert D. Buzzell, 62 ..............       Distinguished Professor,
                                           School of Business Administration -
                                           George Mason University .....................     1983

Edward E. Crutchfield, 54 ..........       Chairman and Chief Executive
                                           Officer, First Union Corporation ............     1992

Leon C. Holt, Jr., 70 ..............       Former Vice Chairman and Chief
                                           Administrative Officer,
                                           Air Products and Chemicals, Inc. ............     1983

-------------------------------------------------------------------------------------------------------


         Dr. Buzzell has served as a Distinguished Professor at the School of Business Administration of George Mason University since September 1993. Prior thereto, he served on the faculty of the Harvard Graduate School of Business Administration since 1961. He was appointed Professor of Business Administration in 1967 and named to the Sebastian S. Kresge Professorship in 1980. Dr. Buzzell also serves as a director of Interpractice Systems, Inc. and Harleysville Insurance Companies. He is a member of the Organization and Compensation and Pension Advisory Committees of the Board of Directors.

         Mr. Crutchfield joined First Union (a banking and financial services company) in 1965 and served in various managerial positions until he was named President of First Union National Bank in 1973. He was named Chief Executive Officer of the Bank in 1978. He was named President of First Union Corporation in 1983, Chief Executive Officer in 1984 and Chairman in 1985. The Corporation maintains banking relationships with First Union. Mr. Crutchfield serves as a director of First Union Corporation, BellSouth Telecommunications, Inc., The Liberty Corporation, Bernhardt Industries, Inc., and the Charlotte-Mecklenburg Hospital Authority. He is a trustee of the University of North Carolina at Charlotte, the Institute of Private Enterprise-The University of North Carolina at Chapel Hill and the Independent College Fund of North Carolina and serves as Chairman of Johnson C. Smith University's Campaign For The 90's. He is a member of the Audit, Finance and Organization and Compensation Committees of the Board of Directors.

         Mr. Holt joined Air Products and Chemicals, Inc. (an industrial gases and chemicals company) in 1957. Prior to his election as Vice Chairman and Chief Administrative Officer in 1978, Mr. Holt served as Vice President and General Counsel and as Vice President-Administration of that company. Mr. Holt retired from Air

Products and Chemicals in 1990. Mr. Holt is a trustee of the Allentown Art Museum, the Committee for Economic Development, the Dorothy Rider-Pool Health Care Trust and the Rider-Pool Foundation and is a member of the Board of Advisors of the University of Pennsylvania Institute for Law and Economics. He is a member of the Audit and Finance Committees of the Board of Directors.

DIRECTORS' COMPENSATION

         Directors who are not salaried officers or employees of the Corporation or its subsidiaries are paid an annual stipend of $26,500, payable monthly, plus a fee of $1,200 for each Board meeting attended. Outside directors who serve on committees are paid $1,000 for each meeting attended
which is held on a day when a meeting of the Board is not convened.   An
additional stipend of $500 is paid to outside directors serving on any committee of the Board for each meeting attended which is held on a day when a meeting of the Board is convened. Outside directors serving as chairmen of committees receive an additional stipend of $200 for each committee meeting attended held on days other than when meetings of the Board are convened and $100 for each committee meeting attended held on days when meetings of the Board are convened. Travel and lodging expenses are reimbursed. No director who is a salaried officer or employee of the Corporation or one of its subsidiaries receives any compensation in addition to his regular salary for attendance at meetings of the Board or any of its committees. Outside directors may elect to defer a portion or all of their compensation under the Corporation's Deferred Compensation Plan. Deferred sums are payable to the participant upon retirement, termination of service or such other date or age specified in advance by the participant. Two directors have elected to defer compensation.

         Under the 1991 Stock Option Plan (the "1991 Option Plan"), in December of each year, each non-employee director is automatically granted a non-qualified stock option to purchase shares of Common Stock and a corresponding limited stock appreciation right. The limited stock appreciation right is exercisable only in the event of a "Change in Control" of the Corporation. The number of shares of Common Stock subject to each annual non-qualified stock option is determined by a formula set forth in the 1991 Option Plan. However, the total non-qualified stock options granted to any non-employee director may not exceed 25,000 shares. Options granted to non-employee directors are exercisable six months after the date of grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. On December 5, 1995, each non-employee director was granted a non-qualified option for 2,100 shares at an exercise price of $52.00 per share.

                         BOARD MEETINGS AND COMMITTEES

         During 1995, there were six meetings of the Board of Directors. All members of the Board attended at least 75% of the total number of meetings of the Board and all committees on which they served.

         The following committees of the Board of Directors have primary responsibility for audit, nomination or compensation matters.

         AUDIT COMMITTEE: This committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Corporation, (2) reviewing the scope of the audit to be conducted by them, (3) meeting with the independent auditors concerning the results of their audit and (4) overseeing the scope and adequacy of the Corporation's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Corporation. The members of the committee are Messrs. Hillas (Chairman), Crutchfield and Holt and Mrs. Feigin. The committee held two meetings during 1995.

         FINANCE COMMITTEE: This committee monitors and recommends to the Board the financial policies to be observed in conducting the affairs of the Corporation. Included among its responsibilities are matters involving dividend policy, the issuance of securities, capital appropriations, forecasts and budgets and mergers and acquisitions. Members of the committee are Messrs. Holt (Chairman), Crutchfield, Hurst, Pike and Sharp. The committee held four meetings during 1995.

         ORGANIZATION AND COMPENSATION COMMITTEE: It is the responsibility of this committee to make a continuing review of the Corporation's compensation and benefit programs, to consider its organizational structure, including management development and succession, and to make recommendations to the Board regarding such programs and structure. This committee also has responsibility for (1) reviewing and recommending to the Board salary and incentive compensation for the Corporation's Chief Executive Officer and other executive officers and (2) reviewing and recommending to the Board of Directors, short-term and long-term incentive compensation programs and setting performance goals. The members of the committee are Mr. Pike (Chairman), Mrs. Feigin, Mrs. Fairbairn and Messrs. Buzzell, Crutchfield, Hurst and Longbine. No member of this committee has ever been employed by the Corporation. The committee held five meetings during 1995.

         NOMINATING COMMITTEE: The responsibilities of this committee include the screening of potential candidates for director and the recommendation of candidates to the Board of Directors. The Corporation's By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Corporation (1) in the case of an Annual Meeting, not less than 150 days prior to the date of the Annual Meeting or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The committee will consider suggestions from the Corporation's shareholders, which should be submitted to the Secretary of the Corporation. The committee may refuse to take action on such recommendation, in which case the shareholder proposing the nominee would have to follow the formal procedures set forth in the By-Laws. The members of the committee are Messrs. Longbine (Chairman) and Pike. During 1995, the committee held one meeting.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graphs on page 17 shall not be incorporated by reference into any such filings.


                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM

         The goal of the Corporation's Executive Compensation Program (the "Program") is to attract, retain and motivate the Corporation's management team to produce above average returns for shareholders.

         In order to achieve this goal, the Program incorporates three compensation objectives. First, the Program seeks to offer total compensation at levels that are competitive with other large U.S. based companies with which the Corporation may compete for executive talent. Based on advice received by the Corporation from its independent compensation consultant, the Organization and Compensation Committee of the Board (the "Compensation Committee") believes that the Towers Perrin executive compensation database, which includes executive compensation data for over 400 large U.S. based companies, fairly represents this group (the "Corporation's Peer Group"). Second, the Program aims to provide incentives to executives based on a number of variables, including corporate and individual performances, and to reward superior performance with superior levels of compensation. Third, the Program seeks to encourage maximization of long-term total shareholder return by providing executives with long-term incentives through executive stock ownership which will create an identity of interests between the shareholders and executives. The Corporation balances each of the Program's objectives by establishing target compensation levels for executive pay which are achieved through a combination of base salary, annual incentive pay and stock options designed to create long-term incentives.

         It is the philosophy of the Corporation that a significant portion of each executive's total compensation should be at risk based on the financial performance of the Corporation. The at-risk components of total compensation are progressively greater for higher level positions. For 1995, the at-risk components of the targeted compensation packages for the five executive officers named in this proxy statement ranged from 55% to 75%.

COMPETITIVE COMPENSATION TARGETS

         Total compensation targets, consisting of base salary and annual and long-term incentive awards, are set annually for all management positions. Counsel with the Corporation's independent compensation consultant regarding the Corporation's Peer Group as well as companies within the S & P Textile (Apparel Manufacturers) Index together with analysis of published survey materials and relevant proxy statements form the basis for establishing compensation targets.

         In general, commensurate with each position's responsibility and impact on results, total compensation for each of the Corporation's executive officers is targeted to be at the 75th percentile of compensation paid to executives in comparable positions within the Corporation's Peer Group, provided the performance goal established by the Compensation Committee under the Corporation's Executive Incentive Compensation Plan ("EIC Plan") is met.

         Under the EIC Plan, a performance goal based on the Corporation's earnings per share, excluding the effects of certain non-recurring items, is set each year by the Compensation Committee. Depending upon the level of achievement of the performance goal, annual awards may range from 0 to 150% of the target award for each EIC Plan participant. The maximum individual award in any year is $1,500,000. The Compensation Committee may exercise negative discretion to reduce awards generally or for any individual participant.

         In 1995, the Compensation Committee recommended to the Board and the Board approved a Discretionary Executive Bonus Plan ("DEB Plan"). The purpose of the DEB Plan is to enable the Committee to establish performance goals for senior members of management based on financial measurements which may include but are not limited to the earnings per share measurement provided for in the EIC Plan. Under the DEB Plan, the Board retains the discretion to increase or decrease awards based on its evaluation of individual performance and other factors it deems relevant. Targeted awards are included in the calculations made for purposes of targeting total compensation for executive officers at the 75th percentile of compensation paid to executives in comparable positions with the Corporation's Peer Group.

         Stock options are typically granted annually under the Corporation's 1991 Option Plan to provide executive officers and other employees with a competitive, long-term incentive opportunity. The size of each grant generally increases with the level of responsibility of the executive officer. The actual grant to each executive officer named in this proxy statement also depends upon the Compensation Committee's assessment of the individual's performance. The Committee does not assign specific weighting to these factors.

SUMMARY OF ACTIONS TAKEN BY THE ORGANIZATION AND COMPENSATION COMMITTEE

1995 MERIT INCREASES

         At its October 1994 meeting, the Committee approved merit increase budgets for the Corporation and its subsidiaries based on competitive data presented to the Committee on projected 1995 merit increase budgets for comparable United States companies. The Corporation's overall 1995 merit increase budget was 4%. At its February 1995 meeting, the Committee approved actual salary increases to be effective as of January 1, 1995. The actual salary increase for each executive officer was set based on an assessment of the individual's performance and the individual's salary within his or her salary grade as well as salary practices of comparable companies.

EXECUTIVE INCENTIVE COMPENSATION PLAN AWARDS

         At its February 1995 meeting, the Committee fixed the EIC Plan performance goal for the Corporation and the targeted bonus for each participating executive. The dollar amount of the targeted bonus was based upon a percentage of the midpoint of the salary range for the executive's position. At its February 1996 meeting, the Committee granted EIC Plan awards to the named executive officers. The awards were based primarily on the level of achievement of the EIC Plan performance goal as well as a review and assessment by the Committee of the performance of each named executive officer. As a result of under-achievement of the target goal, 1995 awards ranged from 10% to 76% of base salary, reduced from payout awards of 75% to 133% of base salary for 1994.

DISCRETIONARY EXECUTIVE BONUS PLAN AWARDS

         In February 1995, the Committee recommended and the Board approved the DEB Plan performance goal for the Corporation and each of its coalition groups as well as the targeted bonus for each participating executive. The dollar amount of the targeted bonus was based upon a percentage of the midpoint of the salary range for the executive's position. At its February 1996 meeting, the Board granted DEB Plan awards only to employees designated as participants in the Jeanswear coalition group. The awards were based upon the level of achievement of its performance goal. Of the named executive officers, a pro rata bonus award was granted to Mr. Schamberger, who served as President of the Corporation's Wrangler subsidiary until March 1, 1995.

STOCK OPTION GRANTS

         At its December 1995 meeting, the Committee reviewed the Corporation's philosophy with respect to stock option grants. In order to instill an entrepreneurial spirit in the Corporation, it is the Corporation's practice to grant options to a significant number of management-level employees. In 1995, stock options were granted to 617 management-level employees, including the named executive officers.

         The stock options awarded to each executive officer named in this proxy statement were based on the Committee's assessment of the individual's total compensation from a competitive perspective within the guidelines established by the Corporation and the executive's performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer's salary, EIC Plan bonus award and stock option grants follow the policies described above.

         Mr. Pugh's salary increase for 1995 was 4%. Factors considered by the Committee in determining this increase included Mr. Pugh's performance, the Corporation's performance in 1994 and competitive salary data presented by the Corporation's independent consultants. No specific weighting was assigned to these factors in setting Mr. Pugh's salary increase.

         In setting Mr. Pugh's incentive compensation award and stock option grant for 1995, the Committee first reviewed the Corporation's financial performance in 1995.

         Reflecting a difficult retail environment, the Corporation's 1995 results were down considerably from the record levels of 1994. Net income was $157.3 million ($2.41 per share) in 1995, a 43% decline compared to net income of $274.5 million ($4.20 per share) in 1994. In the second half of the year, the Corporation initiated a broad-based program to address changes in consumer buying habits and an increasingly competitive retail pricing environment. This program resulted in a charge to fourth quarter earnings of $155.9 million, equal to $1.61 per share, to realign manufacturing facilities, reduce administrative expense levels and revalue certain inventories.

         The Committee considered the performance of other apparel suppliers and concluded that the 1995 performance of the Corporation compares favorably. The Committee also noted that the Corporation's year-end balance sheet remains strong with a debt to total capital ratio of 32.3% and cash flow from operations in 1995 of $323.6 million.

         The Committee evaluated Mr. Pugh's personal contributions to the Corporation in 1995, noting with approval the aggressive action taken in the second half of the year to improve the Corporation's long-term competitive position. The Committee noted Mr. Pugh's leadership in developing a strong management team and effecting a smooth transition of the CEO position to Mr. McDonald as of January 1, 1996. In addition, the Committee recognized Mr. Pugh's significant contributions during his 14-year tenure as CEO, including his key role in establishing the Corporation as a leader in the apparel industry.

         The Committee awarded Mr. Pugh $400,000 under the EIC Plan, a 60% decrease from the 1994 award. The award was computed on the basis of the level of achievement by the Corporation of the EIC Plan performance goal. The Committee also awarded Mr. Pugh an option under the 1991 Stock Option Plan to purchase 70,000 shares of the Corporation's Common Stock, a reduction of 20,000 shares from 1994. The grant was based on the Committee's evaluation of the Corporation's financial performance in 1995, Mr. Pugh's personal performance in 1995 and his total compensation, as compared with total compensation of CEOs of corporations of comparable size. No specific weighting was assigned to these factors.

TAX DEDUCTIBILITY CONSIDERATIONS

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interests of shareholders. In connection with the DEB Plan, the Committee and the Board of Directors maintain discretion to increase as well as decrease awards based on the Board's assessment of individual performance and other factors deemed relevant. Accordingly, the DEB Plan does not meet the requirements of Section 162(m). In granting awards, the Board will nevertheless take into consideration any potential loss of deductibility.

                           William E. Pike, Chairman
              Robert D. Buzzell                 Edward E. Crutchfield
              Ursula F. Fairbairn               Barbara S. Feigin
              Robert J. Hurst                   Robert F. Longbine


                             EXECUTIVE COMPENSATION

         The following table sets forth a summary of the compensation paid or accrued for the years 1993 through 1995 by the Corporation to or for the benefit of the named executive officers.

                           SUMMARY COMPENSATION TABLE


==================================================================================================================================
                                                                                      LONG TERM COMPENSATION
                                                                                  --------------------------------
                              ANNUAL COMPENSATION                                         AWARDS         PAYOUTS
----------------------------------------------------------------------------------------------------------------------------------

                                                                    OTHER         RESTRICTED   STOCK
                                                                    ANNUAL           STOCK     OPTIONS/    LTIP       ALL OTHER
         NAME AND                                                   COMPEN-         AWARD(S)    SARS      PAYOUTS     COMPEN-
   PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)   SATION($)(1)        ($)       (#)        ($)        SATION($)(2)
----------------------------------------------------------------------------------------------------------------------------------
L.R. Pugh(3)                   1995     790,000      400,000      118,458              0       70,000       0         10,000
Chairman of the                1994     760,000    1,000,000      118,000              0       90,000       0         10,000
Board                          1993     735,000      400,000      131,166              0       55,000       0         10,000
----------------------------------------------------------------------------------------------------------------------------------
M.J. McDonald(4)               1995     545,000      350,000         -                 0       70,000       0         10,000
President and                  1994     525,000      700,000       78,860        253,125(5)    50,000       0         10,000
Chief Executive                1993     444,750      283,000         -                 0       38,000       0         10,000
Officer
----------------------------------------------------------------------------------------------------------------------------------
J.P. Schamberger               1995     359,333      256,000      150,371              0       22,000       0         10,000
Vice President and             1994     270,000      280,000         -                 0       16,000       0         10,000
Chairman-Jeanswear             1993     225,000      130,000         -                 0       19,000       0         10,000
Coalition
----------------------------------------------------------------------------------------------------------------------------------
D.G. MacFarlan                 1995     316,250      200,000         -                 0       17,000       0         10,000
Vice President and             1994     187,310      150,000         -                 0       12,000       0         10,000
Chairman-Decorated             1993     141,000       50,000         -                 0        9,000       0          9,696
Knitware/Playwear
Coalition
----------------------------------------------------------------------------------------------------------------------------------
G.G. Johnson                   1995     356,000      110,000         -                 0       15,000       0         10,000
Vice President-                1994     343,000      340,000         -                 0       16,000       0         10,000
Finance and                    1993     330,000      130,000         -                 0       20,000       0         10,000
Chief Financial
Officer
==================================================================================================================================


(1) This column includes the incremental cost to the Corporation of providing perquisites and other personal benefits, not included under Salary or Bonus, where the amount of such benefits exceeds the lesser of $50,000 or ten percent of the executive's Salary plus Bonus. Of the 1995 amount shown for Mr. Pugh, $72,923 represents the cost of personal aircraft transportation. Of the 1995 amount shown for Mr. Schamberger, $120,541 represents relocation expenses following his promotion to Chairman-Jeanswear Coalition.

(2) The amount in this column represents the matching contribution of the Corporation under the Executive Deferred Savings Plan.

(3) Mr. Pugh also served as President of the Corporation until October 20, 1993 and Chief Executive Officer until December 31, 1995.

(4) Mr. McDonald was a Group Vice President of the Corporation until October 20, 1993, at which time he was elected President of the Corporation. He assumed the Chief Executive Officer position effective January 1, 1996.

(5) In recognition of his 1994 performance, an award of 5,000 shares of restricted stock was made to Mr. McDonald in February 1995. Dividends paid on restricted stock are reinvested in additional shares. On December 30, 1995, Mr. McDonald held 5,130 restricted shares having an aggregate value of $270,607 based on the closing price of the Corporation's Common Stock on December 30, 1995.

                                 STOCK OPTIONS

         The following table sets forth for each of the executive officers named in this proxy statement information regarding the grant of stock options by the Corporation in the 1995 fiscal year and their potential realizable values. No stock appreciation rights have been granted to employees under the 1991 Stock Option Plan other than limited stock appreciation rights which become exercisable only upon a Change in Control.


-------------------------------------------------------------------------------------------------------
                               OPTION GRANTS IN THE 1995 FISCAL YEAR
-------------------------------------------------------------------------------------------------------
                                                                              POTENTIAL
                                                                          REALIZABLE VALUE AT
                                                                            ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE
                                                                             APPRECIATION
                           INDIVIDUAL GRANTS                               FOR OPTION TERM
-------------------------------------------------------------------------------------------------------
                                    % OF
                      NO. OF       TOTAL
                    SECURITIES    OPTIONS
                    UNDERLYING   GRANTED TO     EXERCISE
                     OPTIONS     EMPLOYEES      OR BASE                     5%              10%
                     GRANTED     IN FISCAL       PRICE    EXPIRATION     (PRICE =        (PRICE =
NAME                  (#)          YEAR         ($/SH)       DATE         $84.70)         $134.87)
-------------------------------------------------------------------------------------------------------
All shareholders      N/A          N/A          $52.00      N/A        $2.1 billion(1)  $5.3 billion(1)
-------------------------------------------------------------------------------------------------------
 L.R. Pugh            70,000       6.58%        $52.00      12/2005    $2,289,000       $5,800,900
 M.J. McDonald        70,000       6.58%         52.00      12/2005     2,289,000        5,800,900
 J.P. Schamberger     22,000       2.07%         52.00      12/2005       719,400        1,823,140
 D.G. MacFarlan       17,000       1.60%         52.00      12/2005       555,900        1,408,790
 G.G. Johnson         15,000       1.41%         52.00      12/2005       490,500        1,243,050
-------------------------------------------------------------------------------------------------------


(1) The aggregate value of the 63,438,933 outstanding shares of Common Stock of the Corporation on December 30, 1995, at the closing price of $52.75, was approximately $3.3 billion. If the Common Stock appreciates at a compound rate of 5% per year over the ten-year option term, the aggregate value of all such shares would be approximately $5.4 billion, an increase of $2.1 billion for all shareholders. Similarly, if the Common Stock appreciates at a compound rate of 10% per year over the ten-year option term, the aggregate value of all such shares would be approximately $8.6 billion, an increase of $5.3 billion for all shareholders. The purpose of providing this information is to indicate the total potential shareholder gain over the term of the options comparable to the potential gain shown for the options.

         The following table sets forth for each of the named executive officers information regarding stock options exercised by such officers during the 1995 fiscal year, together with the number and value of stock options held at 1995 fiscal year-end, each on an aggregated basis.






-------------------------------------------------------------------------------------------------------
        AGGREGATED OPTION EXERCISES IN THE 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
-------------------------------------------------------------------------------------------------------
                                                                                         VALUE OF
                                                                   NUMBER OF           UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY
                                                                  OPTIONS AT            OPTIONS AT
                                                                FISCAL YEAR-END     FISCAL YEAR-END (1)
                                                               -----------------    ------------------
                            NUMBER OF
                         SHARES ACQUIRED          VALUE          EXERCISABLE/          EXERCISABLE/
 NAME                      ON EXERCISE           REALIZED        UNEXERCISABLE        UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
 L.R. Pugh                   165,000            $4,031,480      446,800/70,000      $4,388,880/$52,500

 M.J. McDonald                 -0-                  --          188,000/70,000      $1,646,710/$52,500

 J.P. Schamberger             19,000            $  215,850       46,000/22,000      $   77,600/$16,500

 D.G. MacFarlan                -0-                  --           26,500/17,000      $  126,150/$12,750

 G.G. Johnson                 54,000            $1,058,325       83,000/15,000      $  394,430/$11,250
-------------------------------------------------------------------------------------------------------


(1) Market value of underlying securities at year-end ($52.75), minus the exercise price.

                              FUTURE REMUNERATION

PENSION PLAN

         The Corporation maintains and contributes to the VF Corporation Pension Plan (the "Pension Plan"), a defined benefit plan which covers a significant percentage of the Corporation's domestic employees, including the named executive officers.

         The following table reflects estimated annual benefits which would be payable, without regard to any limitation imposed by the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 ("ERISA"), under the Pension Plan upon retirement of individuals in the specified remuneration and years of service classifications.


-----------------------------------------------------------------------------------------
       ASSUMED AVERAGE
    ANNUAL COMPENSATION                ESTIMATED ANNUAL BENEFITS BASED ON SERVICE OF:
-----------------------------------------------------------------------------------------
                              10 YEARS        15 YEARS      20 YEARS    25 YEARS OR MORE
-----------------------------------------------------------------------------------------
        $  200,000            $  34,212      $  51,312      $  68,412           $  85,524

           400,000               70,212        105,312        140,412             175,524

           600,000              106,212        159,312        212,412             265,524

           800,000              142,212        213,312        284,412             355,524

         1,100,000              196,212        294,312        392,412             490,524

         1,250,000              223,212        334,812        446,412             558,024

         1,500,000              268,212        402,312        536,412             670,524

         2,000,000              358,212        537,312        716,412             895,524
-----------------------------------------------------------------------------------------

         Benefits which are not payable under the Pension Plan because of certain Code and/or ERISA limitations are provided pursuant to the Corporation's Supplemental Executive Retirement Plan (see page 13). The amounts in the table have been computed on a straight life annuity basis and include entitlements from the Pension Plan and the Supplemental Executive Retirement Plan, as applicable.

         Each of the named executive officers has credited years of service under the Pension Plan as follows: Mr. Pugh - 16 years; Mr. McDonald - 13 years; Mr. Schamberger - 23 years; Mr. MacFarlan - 17 years; and Mr. Johnson - 7 years.

         The Pension Plan provides that, if it is "Overfunded" upon the occurrence of a "Change in Control" of the Corporation (as those terms are defined in the Pension Plan), certain Pension Plan assets in excess of those needed to meet expected benefit entitlements are to be used fully and irrevocably to vest each participant's accrued benefit and provide increases in accrued benefits for active participants, retired participants, surviving spouses and beneficiaries and terminated vested participants. The Pension Plan is considered "Overfunded" to the extent that the fair market value of Pension Plan assets exceeds Pension Plan liabilities (primarily the actuarial present value of Pension Plan benefit entitlements).

         If a "Change in Control" were to occur at the present time, the named executive officers would have estimated annual benefits vested (excluding any allocation of excess pension assets to participants) under the Pension Plan in approximately the following amounts: Mr. Pugh - $400,000; Mr. McDonald - $163,000; Mr. Schamberger - $80,000; Mr. MacFarlan - $40,000; and Mr. Johnson - $69,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Supplemental Executive Retirement Plan (the "SERP") is an unfunded, non-qualified plan for eligible participants designed (i) to restore benefits lost under the Pension Plan due to (a) the maximum legal limit of pension benefits imposed under ERISA and the Code and (b) an election to defer compensation under the Corporation's Deferred Compensation Plan and/or Executive Deferred Savings Plan and (ii) to supplement the Pension Plan benefits of those senior executives whose tenure may be relatively short by virtue of having joined the Corporation in mid-career or who lost pension benefits with former employers as a result of an early separation from service.

         Eligibility to receive a supplemental benefit under the SERP is discretionary with the Board of Directors, and the form of benefit is to be determined on an individual basis by the Organization and Compensation Committee of the Board of Directors.

         As of the current date, the Supplemental Annual Benefit Determinations approved by the Organization and Compensation Committee and the Board of Directors provide benefits to the named executive officers as follows:

                 (1) Mr. Pugh's combined retirement income from the Pension Plan and the SERP is fixed by the Board of Directors at 50% of his final average compensation, payable upon retirement. "Final average compensation" is defined as the average of the highest three years of salary and bonus compensation received by Mr. Pugh during the ten-year period immediately preceding retirement. For each year of service after age 60, the percentage is increased by 2% to a maximum of 60% at age 65.

                 (2) Each of Mr. McDonald and Mr. Johnson's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) as if he has 25 credited years of service under the Pension Plan, (b) without regard to any limitation imposed by the Code or ERISA, (c) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan and (d) on the basis of the average of the highest three years of his salary and bonus compensation during the five-year period immediately preceding retirement.

                 (3) Each of Mr. Schamberger and Mr. MacFarlan's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) without regard to the annual compensation limitation imposed by Section 401(a)(17) of the Code and (b) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan.

         SERP benefits to be provided in accordance with the Supplemental Annual Benefit Determinations described in subparagraphs (1) and (2) and the portion of Messrs. Schamberger's and MacFarlan's SERP benefits under subparagraph (3) above which are attributable to participation in the Executive Deferred Savings Plan, will become funded upon a "Change in Control" of the Corporation, as defined in the Change in Control Agreements described below.
In this regard, the Corporation has established a trust with UMB Bank, N.A., as Trustee (the "SERP Trust"). The SERP Trust may be funded by the Corporation at any time to secure payment of certain SERP benefits not otherwise paid by the Corporation. Upon a Change in Control, the Corporation is required to fund the SERP Trust, which becomes irrevocable.

         If a Change in Control were to occur at the present time, the named executive officers would have estimated annual benefits vested under the SERP in approximately the following amounts: Mr. Pugh - $834,000; Mr. McDonald - $375,000; Mr. Schamberger - $56,000; Mr. MacFarlan - $26,000; and Mr. Johnson - $255,000.

CHANGE IN CONTROL ARRANGEMENTS

CHANGE IN CONTROL AGREEMENTS

         The Corporation has entered into Change in Control Agreements with certain executives of the Corporation (the "Agreements"). The Agreements provide severance benefits to the designated executives in the event their employment is terminated within a specified period after a "Change in Control" of the Corporation, as such term is defined in the Agreements.

         The Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by the Corporation upon notice to the executive and are automatically terminated if the executive's employment with the Corporation ceases. The Corporation may not terminate the Agreements (a) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a Change in Control or (b) within a specified period of time after a Change in Control occurs. Severance benefits include the lump sum payment of amounts ranging from 1.99 to 2.99 times the average annual compensation for the five taxable years ending prior to the date on which a Change in Control of the Corporation occurred.

         There are no limitations on the total payments to be made to an executive upon a Change in Control to prevent such payments from constituting excess "parachute payments" (as that term is defined in the Code). Executives also receive additional payments under the Agreements to reimburse them for any increased taxes, penalties and interest resulting from severance payments under the Agreements by reason of such payments being treated as excess parachute payments (including payments to reimburse the executives for increased taxes).

         In addition, the Agreements also provide for funding of the severance benefits payable upon a Change in Control. In this regard, the Corporation has established a Trust with UMB Bank, N.A., as Trustee (the "CIC Trust"). Upon a Change in Control, the Corporation will fund the CIC Trust in an amount equal to the severance benefits payable under the Agreements. The CIC Trust secures payment to the executives of severance benefits payable under the Agreements, to the extent not paid by the Corporation. (Also see FUTURE REMUNERATION - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.)

         Had there been a "Change in Control" as of the end of the Corporation's 1995 fiscal year, approximate payments under the Agreements for the named executive officers would have been as follows: Mr. Pugh - $5,011,168; Mr. McDonald - $2,857,193; Mr. Schamberger - $1,383,350; Mr. MacFarlan - $999,974; and Mr. Johnson - $1,881,528.

         Under the terms of the Agreements, the executives also would be entitled to supplemental benefits, such as rights to exercise stock options, lump sum payments under the Corporation's SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump sum payment upon attaining retirement age. Upon a Change in Control, the Corporation also will pay all reasonable legal fees and related expenses incurred by the executives as a result of the termination of their employment or in obtaining or enforcing any right or benefit provided by the Agreements.

EXECUTIVE DEFERRED SAVINGS PLAN

         The Corporation maintains an Executive Deferred Savings Plan (the "EDS Plan"), which is an unfunded, non-qualified deferred compensation arrangement for a select group of management and highly compensated employees of the Corporation and certain of its subsidiaries.

         The EDS Plan permits an eligible employee to defer the receipt of a specified portion of his or her compensation until the date of retirement, disability, death or termination of employment. The Corporation matches 50% of the first $20,000 deferred annually by each participant. Under the EDS Plan, the Corporation's obligation to pay the sums deferred, including matching contributions, and gains or losses credited thereto is unfunded and unsecured. However, the Corporation has established an irrevocable trust with UMB Bank, N.A., as Trustee (the "EDS Trust"), and the Corporation may make contributions to the EDS Trust at any time to provide funds for payment of EDS Plan benefits not otherwise paid by the Corporation. Upon a "Change of Control" of the Corporation, as defined in the EDS Trust Agreement, matching contributions become fully vested and the Corporation is required to contribute to the Trust the amount accrued for each employee under the EDS Plan through the current year and not yet contributed to the EDS Trust.

         Had there been a Change in Control as of the end of the Corporation's 1995 fiscal year, approximate benefits under the EDS Plan for the named executive officers would have been as follows: Mr. Pugh - $142,022; Mr. McDonald - $433,170; Mr. Schamberger - $239,981; Mr. MacFarlan - $245,548; and Mr. Johnson - $291,353.

TAX-ADVANTAGED SAVINGS PLAN

         Until 1992, the named executive officers, as well as other salaried employees were eligible to participate in the Corporation's Tax-Advantaged Savings Plan (the "TAS Plan"). Thereafter, the named executive officers, as well as certain other highly compensated employees, became ineligible to participate further in the TAS Plan and instead became eligible to participate in the EDS Plan effective February 1, 1992. Although the named executive officers may no longer make contributions to the TAS Plan and the Corporation is no longer making contributions to the TAS Plan on their behalf, they retain their existing benefits and continue to be participants thereunder.

         The TAS Plan permits an eligible salaried employee to defer the receipt of up to 10% of his or her compensation (subject to an annual limit) until the date of retirement, disability, death or termination of employment. The TAS Plan was amended in January 1990 to increase the Corporation's contribution and add an Employee Stock Ownership Plan component.

         In January 1990, the ESOP trustee borrowed $65 million from the Corporation for the purpose of acquiring for the ESOP 2,105,263 shares of Series B Stock from the Corporation. Shares of Series B Stock are allocated to TAS Plan participants' accounts as the loan balance is amortized.

         The TAS Plan provides that upon a "Change in Control" of the Corporation (as that term is defined in the TAS Plan) (i) the Corporation shall immediately make a contribution to the TAS Plan in an amount sufficient to satisfy the balance of all outstanding "Acquisition Loans" (as that term is defined in the TAS Plan); (ii) the ESOP trustee shall immediately use such contribution to satisfy all outstanding Acquisition Loans; and (iii) unallocated shares of Series B Stock shall be allocated to participants' accounts in proportion to their compensation.

         Had there been a Change in Control as of the end of the Corporation's 1995 fiscal year, approximate benefits under the TAS Plan for the named executive officers would have been as follows: Mr. Pugh - $282,123; Mr. McDonald - $193,746; Mr. Schamberger - $76,703; Mr. MacFarlan - $70,259; and Mr. Johnson - $138,997.

RESTRICTED STOCK AWARDS

         Under the Restricted Stock Agreement (the "Agreement") entered into between the Corporation and Mr. McDonald in 1995, 5,000 shares of restricted Common Stock were awarded to Mr. McDonald. Upon a "Change in Control" of the Corporation, as defined in the Agreement, all restrictions on the shares awarded to Mr. McDonald pursuant to the Agreement lapse. Had there been a Change in Control as of the end of the Corporation's 1995 fiscal year, 5,130 shares, which includes shares issued upon reinvestment of dividends, would have been delivered to Mr. McDonald.

         The Key Employee Restricted Stock Plan (the "KERS Plan"), approved by the shareholders in 1995, authorizes the award to key employees of the Corporation, as designated by the Compensation Committee, of up to an aggregate of 300,000 shares of Common Stock of the Corporation, including shares issued upon reinvestment of dividends paid on the awarded shares. The maximum award which may be granted to any key employee for any fiscal year is 5,000 shares, excluding shares to be issued upon reinvestment of dividends paid on the awarded shares. Restricted shares are awarded on the basis of achievement of annual performance objectives established by the Compensation Committee and generally are subject to forfeiture upon termination of employment prior to vesting of the awarded shares. Upon a "Change in Control" of the Corporation, as defined in the KERS Plan, all restrictions on shares awarded pursuant to the KERS Plan will lapse. Mr. McDonald was the only key employee designated a participant for 1995. As the performance objective established for Mr. McDonald by the Compensation Committee for 1995 was not met, no shares were awarded.

                               PERFORMANCE GRAPHS

         The following graphs compare the five-year and ten-year cumulative total return of the Corporation's Common Stock (stock price appreciation plus dividend reinvestment) to the cumulative total return of the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively. The five-year comparison is required by the rules of the Securities and Exchange Commission. The ten-year comparison is provided to demonstrate to our long-term shareholders the comparative cumulative total return of the Corporation's Common Stock over a period equal to the normal term of stock options granted by the Corporation as part of its long-term management incentive compensation program.

                                VF CORPORATION

                Comparison of 5-Year Total Shareholder Return
             VF Corporation vs. S&P 500 and S&P Textile Companies

                                  [FIGURE 1]

                 1990    1991    1992    1993     1994    1995
VF               100.00  222.58  306.21  272.19   294.66  328.12
S&P 500          100.00  130.47  140.41  154.56   156.60  215.45
S&P Textile      100.00  160.38  170.72  129.08   126.42  141.98

         + Over a five-year period, the Corporation's total return of 228% compares with 115% and 42% for the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively.

                                VF CORPORATION

                Comparison of 10-Year Total Shareholder Return
             VF Corporation vs. S&P 500 and S&P Textile Companies

                                  [FIGURE 2]

                 1985    1986    1987    1988     1989    1990     1991     1992     1993      1994       1995
VF               100.00  121.59   98.65  119.16   135.78   82.04   182.61   251.23   223.32    241.75     269.20
S&P 500          100.00  118.67  124.90  145.64   191.79  185.83   242.45   260.92   287.22    291.02     400.37
S&P Textile      100.00  143.38  115.59  130.87   172.41  149.97   240.52   256.03   193.58    189.59     212.93

         + Over a ten-year period, the Corporation's total return of 169% compares with 300% and 112% for the S&P 500 and S&P Textile (Apparel Manufacturers) Indices, respectively.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         Shown below are persons known by the Corporation to have voting power and/or investment power over more than 5% of its Common Stock and Series B Stock, except as otherwise indicated in the footnotes below, as well as certain other information, all as of March 1, 1996.

--------------------------------------------------------------------------------------------------------------

        BENEFICIAL OWNER                                              AMOUNT OF                       PERCENT
    AND NATURE OF OWNERSHIP                                     BENEFICIAL OWNERSHIP(1)               OF CLASS
--------------------------------------------------------------------------------------------------------------
                                                   Common Stock
                                                   ------------
William E. Pike, M. Rust Sharp
and PNC Bank, N.A., P.O. Box
7648, Philadelphia, PA 19101, as Trustees
under Deeds of Trust dated August 21,
1951 (2 3 4)..........................................               6,972,668 shares                     11.0%

William E. Pike, M. Rust Sharp
and PNC Bank, N.A., P.O. Box
7648, Philadelphia, PA 19101, as Trustees
under the Will of John E. Barbey,
deceased (2 3 4)......................................               4,488,976 shares                      7.0%
                                                                    -----------------                    ------

                                  Total ..............              11,461,644 shares                     18.0%

Sanford C. Bernstein & Co., Inc.
One State Street Plaza
New York, NY  10004(5)................................               4,139,056 shares                      6.5%

The Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, CA  90071(6).............................               4,256,400 shares                      6.7%

                                              Series B ESOP Convertible Preferred Stock
                                              -----------------------------------------

UMB Bank, N.A.,
P.O. Box 419226, Kansas City,
MO  64179, as Trustee of the Corporation's
Tax-Advantaged Savings Plan for
Salaried Employees ...................................               1,964,941 shares                      100%

--------------------------------------------------------------------------------------------------------------

(1) None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

(2)      Messrs. Pike and Sharp are directors of the Corporation.

(3) Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.

(4) Including shares in the above table, PNC Bank, N.A. held a total of 11,572,702 shares (18.2%) of the class outstanding of the Corporation's Common Stock in various trust and agency accounts on December 31, 1995. As to all such shares, the Bank had sole voting power over 105,344 shares, shared voting power over 11,465,444 shares, sole investment power over 24,644 shares and shared investment power over 11,487,858 shares. Including shares held by PNC Bank, N.A., its holding company parent, PNC Bank Corp, held a total of 132,119 shares with sole voting power, 11,465,444 shares with shared voting power, 25,444 shares with sole investment power and 11,488,058 shares with shared investment power.

(5) The information in the above table concerning Sanford C. Bernstein & Co., Inc., a registered investment advisor/broker dealer, was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 5, 1996. At December 31, 1995, Sanford C. Bernstein & Co., Inc. had sole voting power over 2,355,770 shares, shared voting power over 407,406 shares and sole dispositive power over 4,139,056 shares.

(6) The information in the above table concerning The Capital Group, an investment management firm, was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996. As of December 31, 1995, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised sole voting power over 1,927,700 shares and sole dispositive power over 4,256,400 shares.


COMMON STOCK OWNERSHIP OF MANAGEMENT

         The following table reflects, as of March 1, 1996, the total beneficial ownership of Common Stock of the Corporation by each director and named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and investment power, except as indicated in the footnotes. Share ownership of Messrs. Pike and Sharp includes 11,461,644 shares reported under Certain Beneficial Owners, as to which they share voting and investment power with PNC Bank, N.A. as Trustees (see page 18). Other than Messrs. Pike and Sharp, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding.

                                                              Amount and Nature of
                                                               Beneficial Ownership           Total
                                                              ----------------------          Shares
                                                            Shares       Option Shares     Beneficially
             Name                                           Owned(1)      Exercisable(2)       Owned
---------------------------------------------------------------------------------------------------------
Robert D. Buzzell   . . . . . . . . . . . . . . .             800              5,700                6,500
Edward E. Crutchfield   . . . . . . . . . . . . .           1,500              5,700                7,200
Ursula F. Fairbairn   . . . . . . . . . . . . . .             817              1,800                2,617
Barbara S. Feigin   . . . . . . . . . . . . . . .           1,900              5,700                7,600
Roger S. Hillas   . . . . . . . . . . . . . . . .           3,538              5,700                9,238
Leon C. Holt, Jr.   . . . . . . . . . . . . . . .           4,500(3)           5,700               10,200
Robert J. Hurst   . . . . . . . . . . . . . . . .           1,400              1,800                3,200
Robert F. Longbine  . . . . . . . . . . . . . . .           3,500(4)           5,700                9,200
Mackey J. McDonald  . . . . . . . . . . . . . . .          16,776(5)         183,000              199,776
William E. Pike   . . . . . . . . . . . . . . . .      11,464,244              7,200           11,471,444
Lawrence R. Pugh  . . . . . . . . . . . . . . . .          17,677            446,800              464,477
M. Rust Sharp   . . . . . . . . . . . . . . . . .      11,462,644              7,200           11,469,844
L. Dudley Walker  . . . . . . . . . . . . . . . .          27,500(6)           5,700               33,200
John P. Schamberger   . . . . . . . . . . . . . .           7,543             46,000               53,543
Daniel G. MacFarlan   . . . . . . . . . . . . . .           2,912             26,500               29,412
Gerard G. Johnson   . . . . . . . . . . . . . . .          10,000             83,000               93,000

All Directors and Executive Officers
   as a Group (21 persons)  . . . . . . . . . . .      11,585,534(7)         952,200           12,537,734
---------------------------------------------------------------------------------------------------------

(1) Shares owned include shares held in trusts in connection with employee benefit plans, as to which the following participants share voting power but have no present investment power: Mr. McDonald - 2,007 shares; and all executive officers as a group - 5,906 shares. Does not include shares of Series B Stock held in trust in connection with an employee benefit plan, as to which participants also share voting power but have no present investment power (and no power to direct conversion into Common Stock), as follows: Mr. Pugh - 189 shares; Mr. McDonald - 189 shares; Mr. Schamberger - 289 shares; Mr. MacFarlan - 251 shares; Mr. Johnson - 189 shares; and all executive officers as a group - 2,100 shares. Shares owned also include shares held in a trust in connection with an employee benefit plan, as to which the following participants have investment power but no voting power: Mr. McDonald
         - 26 shares; Mr. MacFarlan - 2,912 shares; and all executive officers as a group - 2,938 shares.

(2) All shares in the column "Option Shares Exercisable" are subject to options under the 1982 Stock Option Plan and/or the 1991 Stock Option Plan.

(3) Includes 2,000 shares held by the Holt Family Foundation, of which Mr. Holt is a Trustee. Mr. Holt shares voting and investment power with respect to these shares.

(4)      Mr. Longbine shares voting and investment power with his wife.

(5) Includes 5,000 shares solely owned by his wife. Also includes 5,130 shares pursuant to a restricted stock award to Mr. McDonald in 1995 over which he holds no investment power.

(6)      Includes 8,000 shares solely owned by his wife.

(7)      Includes 2,730 shares solely owned by the spouses of two officers.

                               OTHER INFORMATION

OTHER MATTERS

         The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

         The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Corporation in writing prior to the Meeting or by personal notification at the Meeting prior to the voting.

CHANGE IN ACCOUNTANTS

         On July 18, 1995, the Corporation engaged Coopers & Lybrand L.L.P. as its new independent accountants to audit the Corporation's financial statements, replacing Ernst & Young LLP ("E&Y"). This action was approved by the Audit Committee of the Corporation's Board of Directors on July 17, 1995.

         E&Y's report on the Corporation's financial statements for fiscal years 1993 and 1994 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

         During fiscal years 1993 and 1994 and the interim period subsequent to fiscal year 1994, there were no disagreements between the Corporation and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         During fiscal years 1993 and 1994 and the interim period subsequent to fiscal year 1994, E&Y did not advise the Corporation that (1) the internal controls necessary for the Corporation to develop reliable financial statements did not exist or (2) information had come to E&Y's attention that led it to no longer be able to rely on management's representations or that made E&Y unwilling to be associated with the financial statements prepared by the Corporation's management or (3) there was a need to expand significantly the scope of its audit, or that information had come to E&Y's attention during such period that, if further investigated, may materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to fiscal year 1994 (including information that may prevent it from rendering an unqualified audit report on those financial statements), or cause E&Y to be unwilling to rely on management's representations or be associated with the Corporation's financial statements, and due to E&Y's dismissal, or for any other reason, E&Y did not so expand the scope of its audit or conduct such further investigations, or (4) information has come to E&Y's attention that it has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to fiscal year 1994 (including information that unless resolved to

E&Y's satisfaction would prevent it from rendering an unqualified audit report on those financial statements) and due to E&Y's dismissal, or for any other reason, the issue had not been resolved to E&Y's satisfaction prior to its dismissal.

         During fiscal years 1993 and 1994 and the interim period subsequent to fiscal 1994, neither the Corporation nor anyone on its behalf consulted Coopers & Lybrand L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, and neither a written report nor oral advice was provided to the Corporation by Coopers & Lybrand L.L.P.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Corporation, as well as persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them.

EXPENSES OF SOLICITATION

         The cost of this proxy solicitation will be borne by the Corporation. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Corporation without additional compensation. The Corporation has engaged D. F. King & Co., Inc. to solicit proxies in connection with the proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Corporation of such solicitation is approximately $10,000. The Corporation will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

1997 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Wyomissing, Pennsylvania, on or before November 15, 1996.


                                             By Order of the Board of Directors


                                                         L. M. Tarnoski
                                                   Vice President-Secretary

Dated:     March 15, 1996

                                VF CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  P             The undersigned hereby appoints L.R. Pugh and M.J.
         McDonald, and each of them, Proxies with power to appoint a substitute
  R and hereby authorizes them to represent and to vote all shares of Common Stock of VF Corporation held of record by the undersigned on
  O March 1, 1996, at the Annual Meeting of Shareholders of VF Corporation to be held on April 16, 1996, and at any adjournments thereof, and to
  X      vote, as directed on the reverse side of this card and, in their discretion, upon such other matters not specified as may come
  Y      before said meeting.


    ELECTION OF DIRECTORS                 Change of Address and Comments

    Nominees:   Ursula F. Fairbairn       ------------------------------
                Barbara S. Feigin         ------------------------------
                Mackey J. McDonald        ------------------------------
                Lawrence R. Pugh          ------------------------------

                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side on this
                                          card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE
      REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN
           ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                  SEE REVERSE
                                                                      SIDE

     PLEASE MARK YOUR
/X/  VOTE AS IN THIS
     EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.


DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES

                        FOR    WITHHELD
1.  Election of
    Directors          /   /    /   /                       Change of Address/
    (See reverse)                                           Comments on Reverse
                                                            Side


For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                        PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES

                            NOTE: PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                        ----------------------------------------------------

                        ----------------------------------------------------
                        SIGNATURE(S)                          DATE

                            VOTING INSTRUCTION CARD
                                 VF CORPORATION

Instructions Solicited on Behalf of the Board of Directors of VF Corporation for the Annual Meeting of Shareholders

TO:  UMB Bank, N.A.,
     Trustee for the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the "Plan")

     The undersigned hereby instructs the Trustee to vote, in person or by proxy, the Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to my account under the Plan at the 1996 Annual Meeting of Shareholders of VF Corporation to be held on April 16, 1996, and at any adjournments thereof.

ELECTION OF DIRECTORS

     The Board of Directors of the Corporation recommends a vote FOR the Election of Directors.
     Nominees: Ursula F. Fairbairn, Barbara S. Feigin, Mackey J. McDonald and Lawrence R. Pugh

     / / VOTE FOR all nominees listed above,        / / VOTE WITHHELD from all
         except vote withheld from individual           nominees.
         nominees as follows (if any):

         --------------------------------------


                                   (Continued, and to be signed on reverse side)

(Continued from other side)

        These instructions when properly executed and received timely by the Trustee will be followed by the Trustee in voting the shares of Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to the account of the undersigned participant. If you return this card properly signed but do not otherwise specify your choices, shares will be voted FOR the Election of Directors. If you do not return this card timely, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

                            Signature of Participant:

                            ---------------------------------------------

                            Dated:_________________________________, 1996

                            IMPORTANT: Please sign and date these instructions exactly as your name appears hereon.

                            PLEASE SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                                VOTING REQUEST


TO:  VF CORPORATION PENSION PLAN COMMITTEE (THE "COMMITTEE"),
     ADMINISTRATOR OF THE VF EXECUTIVE DEFERRED SAVINGS PLAN (THE "PLAN")

        As a participant in the Plan with certain Basic and/or Matching Deferrals being credited with gains and losses as if invested in the VF Corporation Stock Fund, and in accordance with the Committee's recently adopted procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant's Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:


ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:  Ursula F. Fairbairn, Barbara S. Feigin, Mackey J. McDonald and
           Lawrence R. Pugh

  /  /     VOTE FOR all nominees listed      /  /   VOTE WITHHELD
           above, except vote withheld              from all nominees
           from individual nominees as
           follows (if any):

           ----------------------------

           ----------------------------

        I understand that if I return this card properly signed but do not otherwise specify my choices, this card will be deemed to be a request to vote FOR the Election of Directors. I further understand that this Committee, pursuant to its discretionary powers under the Plan, may reject this request and direct the trustee to vote the shares in a contrary manner.

Signature of Participant:


------------------------------------

Dated:  ______________________, 1996

                                             PLEASE SIGN, DATE AND RETURN THESE
                                             INSTRUCTIONS PROMPTLY IN THE
IMPORTANT:  Please sign and date these       ENCLOSED ENVELOPE.  NO POSTAGE
instructions exactly as your name            REQUIRED IF MAILED IN THE UNITED
appears hereon.                              STATES.